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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2002


                              HOPFED BANCORP, INC.
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               (Exact name of registrant as specified in charter)


Delaware                                0-23667                61-1322555
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(State or other jurisdiction           (Commission          (I.R.S. Employer
 of incorporation)                     File Number)         Identification No.)


2700 Fort Campbell Boulevard, Hopkinsville, Kentucky               42240
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (270) 885-1171


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ITEM 2.  Acquisition or Disposition of Assets

         On March 5, 2002, the Registrant announced that Hopkinsville Federal Bank, the Registrant's wholly owned subsidiary (the "Bank"), had entered into a definitive agreement to acquire two offices of Old National Bank located in Fulton, Kentucky (the "Agreement"). Subsequent thereto, the Bank changed its name to "Heritage Bank." On September 5 and 6, 2002, the Bank completed the acquisition. Pursuant to the terms of the Agreement, the Bank has acquired the facilities, fixed assets, loans and deposits of the two offices. The combined deposits of such offices total approximately $96.5 million. The Bank also acquired approximately 2,400 loans, with an aggregate balance of approximately $42.0 million, and Fall & Fall Insurance, a full service insurance agency. The Bank paid a premium of 6.456% for the acquired deposits and other assets.

         The Registrant issued a press release on September 6, 2002, with respect to the transaction, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibit 10.1 Fulton Division Acquisition Agreement dated as of March 1, 2002, by and between Old National Bank and Hopkinsville Federal Bank -- Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated March 1, 2002.

         Exhibit 99.1      Press Release dated September 6, 2002.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  HOPFED BANCORP, INC.



                                  By   /s/ John E. Peck
                                       -------------------------------------
                                       John E. Peck
                                       President and Chief Executive Officer

Date: September 9, 2002